APPENDIX A
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 1, 1999, amending and restating the AGREEMENT AND PLAN OF MERGER dated as of May 14, 1999 (this "Agreement"), among THE NEIMAN MARCUS GROUP, INC., a Delaware corporation (the "Company"), HARCOURT GENERAL, INC., a Delaware corporation ("Harcourt General") and SPRING MERGER CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Harcourt General ("Merger Sub").

     WHEREAS, Harcourt General will own 21,440,960 shares of common stock, par value $.01 per share, of the Company ("Common Stock") immediately prior to the Merger (as defined below), and Harcourt General will own through HGI Investment Trust, a wholly owned subsidiary of Harcourt General ("HGI"), 4,988,542 shares of Common Stock (the "Retained Shares") immediately prior to the Merger, totaling 26,429,502 shares of Common Stock;

     WHEREAS, Harcourt General owns all of the issued and outstanding shares of common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock");

     WHEREAS, prior to the effectiveness of the Merger, Harcourt General plans to contribute to Merger Sub 21,440,960 of its 26,429,502 shares of Common Stock (the "Contributed Shares");

     WHEREAS, Harcourt General and the Company desire that Merger Sub merge with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), pursuant to which all the issued and outstanding shares of Merger Sub Common Stock shall be converted into shares of a new class of common stock designated as Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock") and all the issued and outstanding shares of Common Stock (other than the Contributed Shares held by Merger Sub, which shall be canceled with no securities or other consideration issued in exchange therefor) shall be converted into Class A Common Stock ("Class A Common Stock") and shall remain issued and outstanding;

     WHEREAS, Harcourt General has announced its intention, subject to the satisfaction of certain conditions, to distribute all the shares of Class B Common Stock, on a pro rata basis, to the holders of the common stock of Harcourt General following consummation of the Merger (the "Distribution");

     WHEREAS, simultaneously with the execution hereof, the Company and Harcourt General are entering into a Distribution Agreement dated as of the date hereof (the "Distribution Agreement"), which provides for the Distribution and certain other matters;

     WHEREAS, the Boards of Directors of the Company and Merger Sub by resolutions duly adopted have approved the terms of this Agreement and of the Merger, have declared the advisability of this Agreement and of the Merger and determined them to be fair to and in the best interests of the Company and Merger Sub and their respective subsidiaries, and have directed the submission of this Agreement to their respective stockholders for approval; and

     WHEREAS, the Merger is intended to constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE in consideration of the premises and the mutual agreements and provisions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance

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with the DGCL, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     (b) Following satisfaction or waiver of all conditions to the Merger, the Company and Merger Sub shall file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

     (c) At and after the Effective Time, the Merger shall have the effects set forth in the DGCL. Without limiting the foregoing and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub, all as provided under the DGCL.

     SECTION 1.2.  Effect on Capital Stock.  At the Effective Time:

     (a) All of the shares of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted in the aggregate into and become 21,440,960 fully paid and non-assessable shares of Class B Common Stock of the Surviving Corporation, and shall have the rights and privileges as set forth in the Surviving Corporation Certificate of Incorporation (as defined in Section 2.1);

     (b) Each of the Contributed Shares shall automatically be canceled and shall cease to exist and no stock of the Surviving Corporation or other consideration shall be delivered in exchange therefor; and

     (c) Each share of Common Stock (other than the Contributed Shares to be canceled in accordance with Section 1.2(b)), including shares held in the treasury, if any, and shares held by HGI, shall be converted into "Class A Common Stock."

     SECTION 1.3. Share Certificates. (a) As soon as practicable after the Effective Time:

          (i) the Surviving Corporation shall deliver, or cause to be delivered, to Harcourt General a number of certificates issued in the names of such persons, in each case, as Harcourt General shall direct, representing in the aggregate 21,440,960 shares of Class B Common Stock which Harcourt General has the right to receive upon conversion of shares of Merger Sub Common Stock pursuant to the provisions of Section 1.2(a) hereof;

          (ii) the Surviving Corporation shall cancel the share certificate or certificates representing the shares of Common Stock owned directly by Merger Sub; and

          (iii) the share certificates representing shares of Common Stock that remain issued and outstanding under Section 1.2(c) hereof or that remain treasury shares under Section 1.2(c) hereof shall not be exchanged and shall continue to represent an equal number of shares of Class A Common Stock of the Surviving Corporation without physical substitution of share certificates of the Surviving Corporation for existing share certificates of the Company.

     (b) Any dividend or other distribution declared or made with respect to any shares of capital stock of the Company, whether the record date for such dividend or distribution is before or after the Effective Time, shall be paid to the holder of record of such shares of capital stock on such record date, regardless of whether such holder has surrendered its certificates representing Class A Common Stock or received certificates representing Class B Common Stock pursuant to Section 1.3(a)(i).

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     SECTION 2.1. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, except that such Certificate of Incorporation shall be amended as set forth in Exhibit A-1 hereto, with such changes thereto as are set forth in Exhibit A-1 to reflect, if approved by the vote

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of the holders of a majority of the outstanding Common Stock, each of the Board
Size Amendment, the Supermajority Voting Amendment and the Authorized Capital Amendment (as defined in Section 3.1 below). The Certificate of Incorporation of the Surviving Corporation that becomes effective pursuant to this Section 2.1 is herein referred to as the "Surviving Corporation Certificate of Incorporation."

     SECTION 2.2. By-Laws. (a) At the Effective Time, the By-Laws of the Company as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation. The By-Laws of the Surviving Corporation are herein referred to as the "Surviving Corporation By-Laws."

     SECTION 2.3. Directors and Officers. (a) The Surviving Corporation's Board of Directors initially shall consist of eight members as identified on Exhibit B-1 hereto. From and after the Effective Time, until the earlier of their removal or resignation or until their successors are duly elected or appointed and qualified in accordance with applicable law, the directors of the Surviving Corporation shall consist of the directors of the Company in office at the Effective Time. At the Effective Time, the directors of the Surviving Corporation shall be divided into two classes pursuant to the Surviving Corporation Certificate of Incorporation. One director of the Surviving Corporation shall be designated a "Class A Director" and will remain in the class of which such director is currently a member that designates the expiration of such director's term. Each of the remaining seven directors of the Surviving Corporation shall be designated a "Class B Director" and each will remain in the class of which each such director is currently a member that designates the expiration of such director's term. The director of the Company that is expected to be designated as the "Class A Director" shall be identified by the Board of Directors of the Company from the directors of the Company that are not affiliated with Harcourt General on or prior to the date on which the Proxy Statement referred to in Section 3.2 is mailed to the Company's stockholders.

     (b) From and after the Effective Time, until the earlier of their removal or resignation or until their successors are duly appointed and qualified in accordance with applicable law and the Surviving Corporation By-Laws, the officers of the Company shall be the officers of the Surviving Corporation.

                                  ARTICLE III

                                   COVENANTS

     SECTION 3.1. Stockholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold, a meeting of its stockholders (the "Stockholders Meeting") for the purpose of considering, as four separate proposals, (i) the adoption of this Agreement; (ii) the approval of an amendment to the Certificate of Incorporation of the Company establishing a range for the number of directors on the Surviving Corporation's Board of Directors from six to nine, the actual number to be determined exclusively by resolution of the Surviving Corporation's Board of Directors, a provision that prohibits the alteration or repeal of this provision without the vote of at least 66- 2/3% of the total voting power of the outstanding shares of the Surviving Corporation's voting stock, voting together as a single class, and related provisions in Article Twelfth of the Certificate of Incorporation as set forth in Exhibit A-1 hereto to become effective in the Merger at the Effective Time (the "Board Size Amendment"); (iii) the approval of an amendment to the Certificate of Incorporation of the Company providing for a requirement that the approval of 66- 2/3% of the total voting power of the outstanding shares of the Surviving Corporation's common stock is necessary to approve any merger or consolidation, any sale, lease, exchange or other disposition of all or substantially all of the Surviving Corporation's assets and, unless approved by two-thirds of the Surviving Corporation's Board of Directors, any issuance of voting securities of the Surviving Corporation that would require stockholder approval and related provisions in Article Thirteenth of the Certificate of Incorporation as set forth in Exhibit A-1 hereto to become effective in the Merger at the Effective Time (the "Supermajority Voting Amendment") and (iv) the approval of an amendment to the Certificate of Incorporation of the Company providing for an increase in authorized capital and the creation of a new Class C Common Stock having one-tenth ( 1/10) of one vote per share and related provisions in Article Fourth of the Certificate of Incorporation as set forth in Exhibit A-1 hereto to become effective in the Merger at the Effective Time (the "Authorized Capital Amendment"). The Company hereby represents and warrants to Harcourt General that a committee of independent directors of the Company's Board of Directors has approved the Merger, this

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Agreement, the Board Size Amendment, the Supermajority Voting Amendment and the
Authorized Capital Amendment, has determined that the Merger, this Agreement, the transactions contemplated by the Distribution Agreement, the Board Size Amendment, the Supermajority Voting Amendment and the Authorized Capital Amendment are advisable and favorable to and, therefore, fair to and in the best interests of the stockholders of the Company other than Harcourt General, and has recommended that the stockholders of the Company vote in favor of the adoption of this Agreement, the Board Size Amendment, the Supermajority Voting Amendment and the Authorized Capital Amendment. The Company shall, through a committee of independent directors of its Board of Directors, continue to recommend to its stockholders adoption of this Agreement, the Board Size Amendment, the Supermajority Voting Amendment and the Authorized Capital Amendment and shall not withdraw such recommendation.

     SECTION 3.2. Filings; Other Actions. (a) Subject to the provisions of this Agreement and the Distribution Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") as soon as reasonably possible following the execution hereof a proxy statement for the solicitation of proxies in favor of (i) the adoption of this Agreement, (ii) the approval of the Board Size Amendment as an amendment to the Certificate of Incorporation of the Company to become effective in the Merger at the Effective Time, (iii) the approval of the Supermajority Voting Amendment as an amendment to the Certificate of Incorporation of the Company to become effective in the Merger at the Effective Time and (iv) the approval of the Authorized Capital Amendment as an amendment to the Certificate of Incorporation of the Company to become effective in the Merger at the Effective Time (the "Proxy Statement"). The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC for mailing in definitive form as promptly as practicable after such filing. The Company and Harcourt General shall cooperate with each other in the preparation of the Proxy Statement and any amendment or supplement thereto, and the Company shall notify Harcourt General of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Harcourt General promptly copies of all correspondence between the SEC and the Company or any of its advisors with respect to the Proxy Statement. The Company shall give Harcourt General and its counsel appropriate advance opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC, and shall incorporate therein any comments Harcourt General may deliver to the Company with respect thereto, before such Proxy Statement, response or reply is filed with or sent to the SEC. The Company agrees to use its best efforts, after consultation with Harcourt General and its advisors, to respond promptly to all such comments of, and requests by, the SEC and to cause the Proxy Statement to be mailed to the holders of its common stock entitled to vote at the Stockholders Meetings at such time as shall be requested by Harcourt General.

     (b) The Company agrees promptly to furnish to Harcourt General all copies of written communications (and summaries of the substance of all oral communications) received by it, or any of its affiliates or representatives from, or delivered by any of the foregoing to, any federal, state or local or international court, commission, governmental body, agency, authority, tribunal, board or other governmental entity (each a "Governmental Entity") in respect of the transactions contemplated hereby.

     SECTION 3.3. Best Efforts. Except in the case of Harcourt General to the extent that it shall have exercised its right to terminate the Distribution Agreement in accordance with the terms thereof, upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Distribution Agreement, including, but not limited to (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any

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stay or temporary restraining order entered by any court or other Governmental
Entity with respect to the Merger or this Agreement vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and (v) taking such other actions as are necessary, including agreeing to such other amendments to or modifications of this Agreement to obtain a favorable tax ruling from the Internal Revenue Service as to the Federal income tax consequences of the Merger and Distribution.

     SECTION 3.4. Merger Sub Approval. The Board of Directors of Merger Sub has approved and declared advisable the Merger and this Agreement, has determined that the Merger is fair to and in the best interests of its stockholders and has recommended that its stockholders adopt this Agreement. As promptly as possible following the execution of this Agreement, Harcourt General, as sole stockholder of Merger Sub, shall execute a written consent adopting this Agreement.

     SECTION 3.5. Harcourt General Approval. Harcourt General agrees to vote, or cause to be voted, all of the shares of Common Stock owned by it and any of its subsidiaries in favor of the adoption of this Agreement, the Board Size Amendment, the Supermajority Voting Amendment and the Authorized Capital Amendment.

     SECTION 3.6. Stockholders Rights Plan. The Company agrees that prior to the Distribution, it will adopt a stockholders rights plan substantially in the form attached hereto as Exhibit D-1.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

     SECTION 4.1. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, except that the condition set forth in Section 4.1(a) may not be waived) of the following conditions:

          (a) a proposal to adopt this Agreement has been approved by the holders of (i) two-thirds of the shares of Common Stock outstanding and entitled to vote thereon and (ii) a majority of the shares of Common Stock (other than shares held directly or indirectly by Harcourt General) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

          (b) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the Distribution and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger or the Distribution shall have been instituted by any Governmental Entity before any court, arbitrator or governmental body, agency or official and be pending;

          (c) all actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained, except those that would not reasonably be expected to have a material adverse affect on any party's ability to consummate the transactions contemplated by this Agreement; and

          (d) all the conditions to the Distribution set forth in the Distribution Agreement, other than the consummation of the Merger, shall have been satisfied.

     SECTION 4.2. Conditions to the Obligations of Harcourt General and Merger Sub. The obligations of Harcourt General and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Merger Sub, except that the condition set forth in Section 4.2(a) may not be waived) of the following conditions:

          (a) a proposal to adopt this Agreement has been approved by the holders of (i) two-thirds of the shares of Common Stock outstanding and entitled to vote thereon and (ii) a majority of the shares of Common Stock (other than shares held directly or indirectly by Harcourt General) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

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

          (b) Harcourt General shall have received a favorable tax ruling from the Internal Revenue Service as to the Federal income tax consequences of the Merger and the Distribution;

          (c) no court, arbitrator or Governmental Entity shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the Distribution and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger or the Distribution shall have been instituted by any Governmental Entity before any court, arbitrator or governmental body, agency or official and be pending;

          (d) the Class B Common Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

          (e) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger and the Distribution shall have been obtained, except those that would not reasonably be expected to have a material adverse affect on any party's ability to consummate the transactions contemplated by this Agreement;

          (f) the stockholders of Harcourt General shall have approved the amendment to Harcourt General's Restated Certificate of Incorporation attached hereto as Exhibit C-1; and

          (g) all the conditions to the Distribution set forth in the Distribution Agreement, other than the consummation of the Merger, shall have been satisfied.

                                   ARTICLE V

                                  TERMINATION

     SECTION 5.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

          (a) by mutual written consent of the Company and Harcourt General;

          (b) by either the Company or Harcourt General, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or Merger Sub from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

          (c) by the Company, Merger Sub or Harcourt General, if there shall be any law or regulation that makes consummation of the Distribution illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Harcourt General from consummating the Distribution is entered;

          (d) by Harcourt General or the Company in the event the Distribution Agreement is terminated;

          (e) by Harcourt General or the Company if, after a vote on the matter by the Company's stockholders at the Stockholders Meeting, the condition set forth in Sections 4.1(a) and 4.2(a) is not satisfied; or

          (f) by Harcourt General if, after a vote on the matter by Harcourt General's stockholders at a meeting called for such purpose, the condition set forth in Section 4.2(f) is not satisfied.

     SECTION 5.2. Effect of Termination. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

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                                   ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.1. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

        To Harcourt General or Merger Sub:

        c/o Harcourt General, Inc.
        27 Boylston Street
        Chestnut Hill, Massachusetts 02467
        Telecopy: (617) 278-5567
        Attn: Chief Executive Officer

        with a copy to:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York, New York 10017
        Telecopy: (212) 455-2502
        Attn: John G. Finley, Esq.

        To the Company:

        The Neiman Marcus Group, Inc.
        27 Boylston Street
        Chestnut Hill, Massachusetts 02467
        Telecopy: (617) 278-5567
        Attn: Chief Executive Officer

        and:

        The Independent Directors of the Company
        c/o The Secretary of the Company
        The Neiman Marcus Group, Inc.
        27 Boylston Street
        Chestnut Hill, Massachusetts 02467
        Telecopy: (617) 278-5567

        with a copy to:

        Choate Hall & Stewart
        Exchange Place
        53 State Street
        Boston, Massachusetts 02109
        Telecopy: (617) 248-4000
        Attn: Andrew L. Nichols, Esq.

     SECTION 6.2. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Merger Sub may at any time prior to the mailing of the Proxy Statement assign all of its rights and obligations under this Agreement to any other wholly-owned subsidiary of Harcourt General, and in the case of such assignment, the parties hereto agree to amend this Agreement to so provide.

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

     SECTION 6.3. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

     SECTION 6.4. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          THE NEIMAN MARCUS GROUP, INC.

                                          By /s/ ERIC P. GELLER
                                            ------------------------------------
                                            Name: Eric P. Geller
                                            Title: Senior Vice President,
                                             General Counsel and Secretary

                                          HARCOURT GENERAL, INC.

                                          By /s/ JOHN R. COOK
                                            ------------------------------------
                                            Name: John R. Cook
                                            Title: Senior Vice President and
                                             Chief Financial Officer

                                          SPRING MERGER CORPORATION

                                          By /s/ JOHN R. COOK
                                            ------------------------------------
                                            Name: John R. Cook
                                            Title: President

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